PTC Announces Q1 Results, Initiates Q2 Guidance and Updates FY’10 Targets

Targets 30% license revenue growth in FY’10 on strength of Windchill PLM solution

NEEDHAM, Mass.— January 26, 2010 -- PTC (Nasdaq: PMTC), The Product Development Company®, today reported results for its first fiscal quarter ended January 2, 2010.

Highlights

•	Q1 Results: Revenue of $258 million and non-GAAP EPS of $0.27; GAAP EPS of $0.15
o	Non-GAAP operating margin of 17.5%; GAAP operating margin of 8.6%
o	Relative to Q1 guidance, currency was favorable to revenue by $1.9 million and unfavorable to expenses by $1.3 million

•	Q2 Guidance: Revenue of $235 to $245 million and non-GAAP EPS of $0.14 to $0.20
o	GAAP EPS of $0.02 to $0.07
o	Assumes $1.46 USD / EURO

•	FY 2010 Targets: Increasing revenue target to $1,015 million and non-GAAP EPS to $1.00
o	Non-GAAP operating margin of 16%; GAAP operating margin of 7.5%
o	GAAP EPS of $0.50
o	Assumes $1.46 USD / EURO

The Q1 non-GAAP results exclude $13.9 million of stock-based compensation expense, $9.0 million of acquisition- related intangible asset amortization and $7.4 million of income tax adjustments.  The Q1 results include a non-GAAP tax rate of 25% and a GAAP tax rate of 18%.

Results Commentary
C. Richard Harrison, chairman and chief executive officer, commented, “We begin fiscal 2010 with strong performance in Q1: total revenue was up 8% year-over-year with license revenue up 48%.  Our better than expected performance was driven by large enterprise PLM contracts in North America.”  On a constant currency basis total Q1 revenue was up 3% and license revenue was up 43%.

“Our PLM license revenue was $45 million, up 143% year-over-year, highlighting our leadership position in a large and growing segment of the enterprise software market,” continued Harrison.  “Our pipeline for new business opportunities with new and existing customers remains strong.  During the quarter we recognized revenue from leading organizations such as Airbus, BAE Systems, Bucyrus International, Cummins Inc., DRS Technologies, The Danfoss Group, IKEA, Raytheon, Quanta Computer Inc., the United States Army and the United States Navy.”

James Heppelmann, president and chief operating officer added, “Our ongoing investment in technology leadership is clearly paying off and our market momentum is becoming increasingly clear: our total PLM revenue is approaching a $500 million per year revenue run rate, we are engaged in more than 200 active competitive displacement opportunities on a world-wide basis, and we secured 4 additional strategically important “domino” account wins during the quarter.”

“Our product portfolio has never been more compelling and we are continuing to invest to extend our technology leadership position,” continued Heppelmann.  “We have significant new releases of Windchill, Pro/ENGINEER, Arbortext, CoCreate and Mathcad coming out in FY’11, and we are progressing on our new embedded software and program portfolio management initiatives.  We also continue to add to our product analytics platform; we recently acquired leading technology in the fast-growing carbon information management market, enhancing our “green product development” capabilities. Our product analytics platform enables customers to perform business intelligence-like analytics on their in-process product designs.”

Heppelmann concluded, “We are very optimistic about the long-term opportunity for PTC and will continue to make strategic investments that we believe are critical to delivering value to our customers and gaining market share.  We expect these investments to enable us to achieve our goal of 20% non-GAAP EPS CAGR over the next 5 years.”

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Neil Moses, chief financial officer, commented, “Our strong license revenue was, as expected, partly offset by a slight year-over-year decline in our maintenance and services revenue as we continue to work through the impact of soft license sales in 2009.  Our CAD and SMB-related businesses were down modestly on a year-over-year basis, as expected, given the maturity of the CAD market and the ongoing impact of the global economy on the SMB space.  Importantly, however, we are beginning to see signs of improvement in the SMB market and in the European and Asian markets as well.  Our balance sheet remains solid with $231 million of cash.”

Outlook Commentary
“Looking forward to the remainder of FY’10, we are increasing our full-year revenue target to $1,015 million and non-GAAP EPS target to $1.00,” continued Moses.  “We are now expecting 30% year over year license revenue growth, with our maintenance and services business flat to modestly up on a year over year basis.  We are increasing our non-GAAP operating margin target to 16%, but also intend to continue to invest in our business to leverage our technology leadership position and capitalize on our long-term growth opportunity.  We expect to pay down the remaining $57 million on our revolving credit facility and repurchase $60 million worth of shares during FY’10.”   For FY’10 the GAAP operating margin target is 7.5% and the GAAP EPS target is $0.50.

The FY’10 targets assume a non-GAAP tax rate of 25%, a GAAP tax rate of 17% and 120 million diluted shares outstanding.  The FY’10 non-GAAP guidance excludes approximately $49 million of stock-based compensation expense, $35 million of acquisition-related intangible asset amortization and the related income tax effects.

“For Q2 we are initiating guidance of $235 to $245 million in revenue with non-GAAP EPS of $0.14 to $0.20, Moses added.  “We are again expecting approximately 50% year-over-year growth in our license revenue in Q2.  We expect our maintenance and services lines of business to be down slightly in Q2, but we expect to see growth in these businesses in the second half of FY’10.”

The Q2 guidance assumes a non-GAAP tax rate of 28%, a GAAP tax rate of 25% and 120 million diluted shares outstanding.  The Q2 non-GAAP guidance excludes approximately $12 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expense and the related income tax effects.

Q1 Earnings Conference Call and Webcast
Supplemental financial and operating metric information and prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q1 Conference Call and Webcast

When:	Wednesday, January 27, 2010 at 8:30 a.m. Eastern Time

Dial-in:	1-888-566-8560 or 1-517-623-4768 Call Leader: Richard Harrison Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
The audio replay of this event will be archived for public replay until 4:00 pm (CT) on February 1, 2009 at 1-866-373-4992 or 203-369-0272. To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP operating expenses, margin and EPS exclude stock-based compensation expense, amortization of acquired intangible assets, acquired in-process research and development expense, restructuring charges, and the related tax effects of the preceding items and any one-time tax items.  PTC provides this non-GAAP information to facilitate period-to-period comparisons of its operational performance by adjusting for certain non-cash and certain episodic expenses.  We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to peer companies.  PTC management also uses this and other non-GAAP financial information to evaluate, manage and plan our business because the information provides additional insight into ongoing financial performance.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.  We calculate revenue and expenses on a constant currency basis to obtain a view of the performance of our business without the effect of differences in foreign currency exchange rates used for translation.  We calculate these measures by applying the applicable prior period exchange rates to current period revenues and expenses.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2010 and other future financial expectations, anticipated tax rates, the expected impact of our planned strategic investments on our future success, and the long-term prospects for PTC are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that customers may not resume purchases of our solutions when or at the rates we expect, the possibility that our customers may not renew maintenance or enter into services engagements at historic rates and that our maintenance and services businesses may not recover when we expect, the possibility that strategic customer wins may not generate the revenue we expect, the possibility that our strategic investments may not have the effects we expect, the possibility that we will experience a shortfall in revenue that causes us to decrease or eliminate planned strategic investments in our business or planned share repurchases and debt repayments, the possibility that our efforts to contain our operating expenses may not have the effects we expect and could harm our operations, the possibility that we may be unable to attain or maintain a technology leadership position or that any such leadership position may not generate the revenue we expect, and the possibility that planned product releases may be delayed.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses (including restructuring charges) and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC (www.ptc.com)
PTC (Nasdaq: PMTC) provides discrete manufacturers with software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s PLM and CAD and related solutions, organizations in the Industrial, High-Tech, Aerospace/Defense, Automotive, Retail/Consumer and Life Sciences industries are able to support key business objectives such as reducing costs and shortening lead times while creating innovative products that meet customer needs and comply with industry regulations.

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PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	January 2,	January 3,
	2010	2009

Revenue:
License	$74,816	$50,502
Service	183,613	189,889
Total revenue	258,429	240,391

Costs and expenses:
Cost of license revenue(1)	8,147	7,584
Cost of service revenue(1)	70,524	75,741
Sales and marketing(1)	78,598	79,862
Research and development(1)	50,690	48,361
General and administrative(1)	24,071	21,437
Amortization of acquired intangible assets	4,058	3,868
Total costs and expenses	236,088	236,853

Operating income	22,341	3,538
Other expense, net	(524)	(1,071)
Income before income taxes	21,817	2,467
Provision for (benefit from) income taxes	3,954	(2,192)
Net income	$17,863	$4,659
Earnings per share:
Basic	$0.15	$0.04
Weighted average shares outstanding	116,253	114,555
Diluted	$0.15	$0.04
Weighted average shares outstanding	121,113	117,356

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended
	January 2,	January 3,
	2010	2009

Cost of license revenue	$17	$14
Cost of service revenue	2,580	2,255
Sales and marketing	3,074	2,908
Research and development	2,659	2,258
General and administrative	5,525	3,096
Total stock-based compensation	$13,855	$10,531

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	January 2,	January 3,
	2010	2009

GAAP operating income	$22,341	$3,538
Stock-based compensation	13,855	10,531
Amortization of acquired intangible assets included in cost of license revenue	4,898	4,668
Amortization of acquired intangible assets included in cost of service revenue	--	8
Amortization of acquired intangible assets	4,058	3,868
Non-GAAP operating income	$45,152	$22,613

GAAP net income	$17,863	$4,659
Stock-based compensation	13,855	10,531
Amortization of acquired intangible assets included in cost of license revenue	4,898	4,668
Amortization of acquired intangible assets included in cost of service revenue	--	8
Amortization of acquired intangible assets	4,058	3,868
Income tax adjustments (2)	(7,377)	(6,202)
Non-GAAP net income	$33,297	$17,532

GAAP diluted earnings per share	$0.15	$0.04
Stock-based compensation	0.11	0.09
All other items identified above	0.01	0.02
Non-GAAP diluted earnings per share	$0.27	$0.15

Weighted average shares outstanding – diluted	121,113	117,356

(2)
Reflects the tax effects of non-GAAP adjustments for the first quarter of 2010 and 2009, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	January 2,	September 30,
	2010	2009

ASSETS

Cash and cash equivalents	$231,144	$235,122
Accounts receivable, net	160,536	166,591
Property and equipment, net	58,901	58,105
Goodwill and acquired intangibles, net	582,422	596,517
Other assets	314,683	293,877

Total assets	$1,347,686	$1,350,212

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$243,160	$234,270
Borrowings under revolving credit facility	56,622	57,880
Other liabilities	275,990	296,481
Stockholders' equity	771,914	761,581

Total liabilities and stockholders' equity	$1,347,686	$1,350,212

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	January 2,	January 3,
	2010	2009

Cash flows from operating activities:
Net income	$17,863	$4,659
Stock-based compensation	13,855	10,531
Depreciation and amortization	15,923	14,795
Accounts receivable	4,211	23,439
Accounts payable and accruals (3)	(15,076)	(26,033)
Deferred revenue	(15,987)	(8,730)
Income taxes	(2,805)	(11,187)
Other	4,776	6,950
Net cash provided by operating activities	22,760	14,424

Capital expenditures	(7,877)	(8,172)
Acquisitions of businesses, net of cash acquired	(582)	(8,362)
Payments on debt, net	--	(13,265)
Repurchases of common stock	(5,072)	(9,581)
Other investing and financing activities(4)	(11,441)	(491)
Foreign exchange impact on cash	(1,766)	(4,561)

Net change in cash and cash equivalents	(3,978)	(30,008)
Cash and cash equivalents, beginning of period	235,122	256,941
Cash and cash equivalents, end of period	$231,144	$226,933

(3)	Includes accounts payable, accrued expenses, and accrued compensation and benefits.
(4)	The first quarter of 2010 and 2009 includes $15.6 million and $2.5 million, respectively, for payments of withholding taxes in connection with vesting of restricted stock units and restricted stock.